Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 20, 2005, by and between VIASPACE Inc. (“Buyer”) and California Institute of Technology (“Seller”) (each individually, a “Party” and together, the “Parties”), both of which are stockholders of Arroyo Sciences, Inc, a Delaware corporation (the “Corporation”).

RECITALS

WHEREAS, the Seller acquired Twenty Thousand (20,000) shares of Common Stock of the Corporation (the “Shares”) pursuant to a license agreement with the Corporation;

WHEREAS, the Seller desires to sell and the Buyer desires to purchase the Shares on the terms and conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Purchase and Sale of Shares.

(a) Purchase and Sale. Seller hereby sells, conveys, transfers and assigns to Buyer, and Buyer hereby purchases from the Seller, upon the terms and conditions set forth in this Agreement, all of Seller’s right, title and interest in the Shares.

(b) Purchase Price and Payment Terms. The aggregate purchase price payable for the Shares is ten thousand (10,000) shares of VIASPACE Inc. common stock (the “VS Stock”).

2. Closing and Deliverables.

(a) Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 1:00 p.m. on the date hereof, at the offices of the Corporation or at such other time or place as the Seller and Buyer may mutually agree (such date is hereinafter referred to as the “Closing Date”).

(b) Share Transfer. Contemporaneously with the execution and delivery of this Agreement, Seller shall (i) deliver to the Corporation one or more stock certificates representing the Shares held by Seller, duly endorsed for transfer or with stock powers duly endorsed with respect to the Shares; and (ii) instruct the Corporation to transfer the Shares currently held in the name of Seller and on the books and records of the Corporation to Buyer.

(c) Payment of Consideration. After the receipt by Buyer of all of the stock certificates specified in Section 2(b) above, the Buyer shall deliver a share certificate representing the VS Stock to Seller.

3. Representations and Warranties of Seller. As of the date of this Agreement, the Seller hereby represents and warrants to the Buyer as of the Closing Date that:

(a) The Seller holds legal and equitable title to the Shares free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests.

(b) The Seller has the right, power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without the consent or approval of any other person, and this Agreement constitutes the valid and legally binding obligation of the Seller.

(c) The Seller represents and warrants that it has made no general solicitation in connection with the Shares and that the Seller has not offered the Shares to anyone other than the Buyer.

(d) The Seller represents and warrants that the VS Stock is being acquired for its own account without a view to public distribution or resale and that the Seller has no contract, undertaking or arrangement to sell or transfer the VS Stock to another person.

(e) The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the VS Stock. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the offering of the VS Stock and the business, properties, prospects and financial condition of the Buyer.

(f) By reason of the Seller’s business or financial experience or the business or financial experience of Seller’s professional advisors, the Seller has the capacity to protect its own interests in connection with its investment in the VS Stock.

(g) The Seller is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, promulgated under the Act.

(h) The Seller represents that it understands that the VS Stock has not been registered under the Act, or the securities laws of any state and that the VS Stock cannot be resold unless the VS Stock is registered or an exemption from registration is available.

(i) The Seller acknowledges that the certificate evidencing the VS Stock will bear a restrictive legend and are “restricted securities” under the Act. Except as provided in this Agreement, the Seller represents that it is not relying on any information from the Buyer in determining to purchase the VS Stock but has relied on its own investigation and the advice of its own advisors in making a decision to purchase the VS Stock. Except as provided in this Agreement, neither the Buyer nor the Corporation have made any representations to the Seller regarding the VS Stock or regarding the Buyer’s financial condition or future prospects. The Seller understands that there is a limited public market for the VS Stock, and at any future occasion when the Seller wishes to sell the VS Stock, there may be no public market upon which to make a sale of the VS Stock, and that, even if such a public market then exists, the Seller may be subject to certain holding period requirements under Rule 144.

4. Further Assurances of Seller and Buyer. Each Party shall execute and deliver any and all such other instruments, documents and agreements and take all such actions as any Party may reasonably request from time to time in order to effectuate the purposes of this Agreement.

5. Miscellaneous.

(a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of law principles.

(b) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

(c) Entire Agreement. This Agreement contains the entire understanding between the Parties with respect to the purchase and sale of the Shares, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Parties. This Agreement may not be modified or amended other than by an agreement executed in writing by the Parties.

(d) Headings. The headings of sections and subsections herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(e) Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Stock Purchase Agreement as of the day and year first above written.

CALIFORNIA INSTITUTE OF TECHNOLOGY
VIASPACE, INC.	By: /S/ SANDRA A. ELL Name:
By: /S/ CARL KUKKONEN Carl Kukkonen C.E.O.	Sandra A. Ell Title: Treasurer & Chief Investment Officer